                                                                                                         For more information, contact:

                                                                                                                      Katharine Raymond
                                                                                                         Investor Relations Coordinator
                                                                                                                     Acxiom Corporation
                                                                                                                         (501) 342-1321
                                                                                                                                  EACXM

                                                Acxiom Announces Second-Quarter Results
                                             Revenue growth highlights Company performance

LITTLE ROCK, Ark.-- October 19, 2005-- Acxiom(R)Corporation (Nasdaq: ACXM) today announced financial results for the second quarter of fiscal 2006 ended September 30, 2005. Revenue for the quarter was $330.5 million, income from operations was $18.8 million, pre-tax earnings were $12.4 million, and diluted earnings per share (EPS) were $.08.

These results include the impact of net pre-tax charges of $15.8 million associated with the restructuring plan, the sale of non-strategic operations and two unusual items explained below. The impact of these items on net earnings after tax was $10.4 million, which reduced diluted EPS by $.12 for the quarter. Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

"During our second quarter, we saw 11 percent year-over-year revenue improvement, the expense-reduction initiative we announced in
June produced better than expected results, our business in Europe improved, and we signed a number of large, new deals," Company
Leader Charles D. Morgan said. "These results give us an encouraging outlook for the third and fourth quarters."

An overview of Acxiom's second-quarter performance includes:

        o        Revenue of $330.5 million, up 11 percent from $299.1 million in the second quarter a year ago. The net impact of acquisitions and divestitures contributed 4 percentage points of this 11 percentage-point growth in revenue.
        o        Net unusual charges of $15.8 million, which include:
                 •       A net $12.8 million in gains, losses and non-recurring items, which consist of:
                              Restructuring charges of $13.0 million
                              Losses on the sale of assets and operating units of $2.6 million
                              A gain of $2.8 million on the sale of an unused Phoenix facility.
                 •       $2.2 million in legal, investment banking and other fees associated with representation of the Company related to activities by ValueAct Capital
                 •       $0.8 million in expenses related to a lawsuit resolved in the quarter.
        o        Income from operations of $18.8 million, which was reduced by the $15.8 million noted above, compared to $34.4 million in the second quarter last year.
        o        Pre-tax earnings of $12.4 million, which was reduced by the $15.8 million noted above, compared to $29.8 million in the second quarter a year ago.
        o        Diluted earnings per share of $.08, which was reduced by the $.12 EPS noted above, compared to $.20 in the second quarter last year.
        o        Operating cash flow of $44.8 million and free cash flow of $20.9 million. The free cash flow of $20.9 million is a non-GAAP financial measure and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.
        o        The acquisition of Insight America, a Broomfield, Colo.-based company that provides data-driven solutions, analytic tools and background screening services to help clients mitigate risks, prevent identity theft and limit fraud.
        o        The purchase of 3.5 million shares of common stock through the Company's buy-back program at a total cost of $69.1 million.
        o        New contracts that will deliver $49 million in annual revenue and renewals that total $17 million in annual revenue. The $49 million in new annual revenue equals the highest new contract annual revenue total for any quarter.
        o        Committed new deals in the pipeline that are expected to generate $61 million in annual revenue.

"Our profit improvement plan helped us achieve $11 million in pre-tax cost savings in the second quarter, and we will continue to realize benefits from our operational initiatives, including ongoing expense management and an intense focus on performance metrics,"
Company Operations Leader Lee Hodges said. "We expect those initiatives to contribute more than $15 million in the third quarter and in each subsequent quarter going forward."

Morgan noted that Acxiom recently completed new contracts with Washington Mutual Inc. (formerly Providian), NDCHealth Corporation,
MGM MIRAGE, Yellow Book USA and Reliance Insurance.

"The amount and nature of the new contracts we signed in the quarter certainly give us reason for optimism," Morgan said. "For example, the NDCHealth deal is particularly significant, as it represents our third grid computing-based data center re-engineering project."

Outlook

The Company's expectations for fiscal 2006 and beyond are communicated in the Financial Road Map, which is attached.

The financial projections stated today are based on the Company's current expectations. These projections are forward looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future and exclude the net unusual charges recorded in the quarter ended September 30, 2005.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are
Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and
Europe, and in Australia and China.

For more information, visit www.acxiom.com.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially.  Such statements may include but are not necessarily limited to the following: that with the exception of the impact of the net unusual charges recorded in the quarter ended September 30, 2005, the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics referred to in the Financial Road Map attached to this release will be within the estimated ranges; that the estimations of revenue, earnings, cash flow, growth rates, restructuring charges and expense reductions will be within the estimated ranges; that the business pipeline and our anticipated cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections.  The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that we may incur expenses related to unsolicited proposals or other efforts by others to acquire or control the Company; certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms;
the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties;
the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue;  the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII)
grid-based environment Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States
Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

                                       ACXIOM CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)
                               (Dollars in thousands, except earnings per share)

                                                                              For the Three Months Ended
                                                                                    September 30,
                                                                      ------------------------------------------
                                                                           2005                       2004
                                                                      ------------------------------------------

Revenue:
    Services                                                                 253,193                    220,072
    Data                                                                      77,330                     79,037
                                                                      ---------------            ---------------
     Total revenue                                                           330,523                    299,109

Operating costs and expenses:
    Cost of revenue
     Services                                                                193,500                    168,950
     Data                                                                     52,124                     49,768
                                                                      ---------------            ---------------
     Total cost of revenue                                                   245,624                    218,718

    Selling, general and administrative                                       53,285                     46,020

    Gains, losses and nonrecurring items, net                                12,799                           -
                                                                      ---------------            ---------------

        Total operating costs and expenses                                   311,708                    264,738
                                                                      ---------------            ---------------

    Income from operations                                                    18,815                     34,371
                                                                      ---------------            ---------------

   Other income (expense):
     Interest expense                                                         (7,416)                    (4,743)
     Other, net                                                                1,050                        205
                                                                      ---------------            ---------------

   Total other income (expense)                                               (6,366)                    (4,538)
                                                                      ---------------            ---------------

   Earnings before income taxes                                               12,449                     29,833

   Income taxes                                                                5,300                     11,337
                                                                      ---------------            ---------------

   Net earnings                                                                7,149                     18,496
                                                                      ===============            ===============

Earnings per share:

    Basic                                                                       0.08                       0.22
                                                                      ===============            ===============

    Diluted                                                                     0.08                       0.20
                                                                      ===============            ===============

                                      ACXIOM CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)
                               (Dollars in thousands, except earnings per share)

                                                                               For the Six Months Ended
                                                                                    September 30,
                                                                      ------------------------------------------
                                                                           2005                       2004
                                                                      ------------------------------------------

Revenue:
    Services                                                                 491,692                    427,919
    Data                                                                     149,102                    160,184
                                                                      ---------------            ---------------
     Total revenue                                                           640,794                    588,103

Operating costs and expenses:
    Cost of revenue
     Services                                                                389,469                    332,499
     Data                                                                    101,009                    101,587
                                                                      ---------------            ---------------
     Total cost of revenue                                                   490,478                    434,086

    Selling, general and administrative                                      105,365                     94,549
    Gains, losses and nonrecurring items, net                                11,162                        (344)
                                                                      ---------------            ---------------

        Total operating costs and expenses                                   607,005                    528,291
                                                                      ---------------            ---------------

    Income from operations                                                    33,789                     59,812
                                                                      ---------------            ---------------

   Other income (expense):
     Interest expense                                                        (12,578)                    (9,813)
     Other, net                                                                1,941                        614
                                                                      ---------------            ---------------

   Total other income (expense)                                              (10,637)                    (9,199)
                                                                      ---------------            ---------------

   Earnings before income taxes                                               23,152                     50,613

   Income taxes                                                                9,364                     19,233
                                                                      ---------------            ---------------

   Net earnings                                                               13,788                     31,380
                                                                      ===============            ===============

Earnings per share:

    Basic                                                                       0.15                       0.36
                                                                      ===============            ===============

    Diluted                                                                     0.15                       0.34
                                                                      ===============            ===============

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                                CALCULATION OF EARNINGS PER SHARE
                                                           (Unaudited)
                                            (In thousands, except earnings per share)

                                                                                  For the Three Months Ended
                                                                                       September 30,
                                                                            -------------------------------------
                                                                                2005                   2004
                                                                            -------------------------------------

Basic earnings per share:

    Numerator - net earnings                                                        7,149                 18,496

    Denominator - weighted-average shares outstanding                              86,998                 86,010
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.08                   0.22
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                                7,149                 18,496

        Interest expense on convertible bonds (net of tax benefit)                      -                  1,017
                                                                            --------------        ---------------

                                                                                    7,149                 19,513
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        86,998                 86,010

        Dilutive effect of common stock options and warrants                        2,599                  3,464

        Dilutive effect of convertible debt                                             -                  9,589
                                                                            --------------        ---------------

                                                                                   89,597                 99,063
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.08                   0.20
                                                                            ==============        ===============

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                                CALCULATION OF EARNINGS PER SHARE
                                                          (Unaudited)
                                             (In thousands, except earnings per share)

                                                                                   For the Six Months Ended
                                                                                       September 30,
                                                                            -------------------------------------
                                                                                2005                   2004
                                                                            -------------------------------------

Basic earnings per share:

    Numerator - net earnings                                                       13,788                 31,380

    Denominator - weighted-average shares outstanding                              89,021                 86,047
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.15                   0.36
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                               13,788                 31,380

        Interest expense on convertible bonds (net of tax benefit)                      -                  2,034
                                                                            --------------        ---------------

                                                                                   13,788                 33,414
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        89,021                 86,047

        Dilutive effect of common stock options and warrants                        2,676                  3,709

        Dilutive effect of convertible debt                                             -                  9,589
                                                                            --------------        ---------------

                                                                                   91,697                 99,345
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.15                   0.34
                                                                            ==============        ===============

                                     ACXIOM CORPORATION AND SUBSIDIARIES
                                             REVENUES BY SEGMENT
                                                 (Unaudited)
                                           (Dollars in thousands)

                                                               For the Three Months Ended
                                                                     September 30,
                                          --------------------------------------------------------------------
                                                       2005                                2004
                                          --------------------------------------------------------------------

US Services & Data                                               286,326                              251,216
International Services & Data                                     44,197                               47,893
                                          -------------------------------     --------------------------------

Total Revenue                                                    330,523                              299,109
                                          ===============================     ================================

US Supplemental Information:
     Services & Data Excluding IT Mgmt                           200,566                              182,558
     IT Management Services                                       85,760                               68,658
                                          -------------------------------     --------------------------------
                                                                 286,326                              251,216
                                          ===============================     ================================

International Supplemental
Information:
     Services & Data Excluding IT Mgmt                            44,197                               47,893
     IT Management Services                                            -                                    -
                                          -------------------------------     --------------------------------
                                                                  44,197                               47,893
                                          ===============================     ================================

                                     ACXIOM CORPORATION AND SUBSIDIARIES
                                             REVENUES BY SEGMENT
                                                 (Unaudited)
                                           (Dollars in thousands)

                                                                For the Six Months Ended
                                                                     September 30,
                                          --------------------------------------------------------------------
                                                       2005                                2004
                                          --------------------------------------------------------------------

US Services & Data                                               551,760                              486,768
International Services & Data                                     89,034                              101,335
                                          -------------------------------     --------------------------------

Total Revenue                                                    640,794                              588,103
                                          ===============================     ================================

US Supplemental Information:
     Services & Data Excluding IT Mgmt                           379,198                              354,841
     IT Management Services                                      172,562                              131,927
                                          -------------------------------     --------------------------------
                                                                 551,760                              486,768
                                          ===============================     ================================

International Supplemental
Information:
     Services & Data Excluding IT Mgmt                            89,034                              101,335
     IT Management Services                                            -                                    -
                                          -------------------------------     --------------------------------
                                                                  89,034                              101,335
                                          ===============================     ================================

                                        ACXIOM CORPORATION AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                                    (Unaudited)
                                               (Dollars in thousands)
                                                                                September 30,            March 31,
                                                                                    2005                   2005
                                                                              -----------------      -----------------
                                 Assets
                                 ------
Current assets:

  Cash and cash equivalents                                                 $          5,962       $          4,185
  Trade accounts receivable, net                                                     258,004                250,653
  Deferred income taxes                                                               31,766                 31,415
  Refundable income taxes                                                                  -                  1,345
  Other current assets                                                                42,048                 46,034
                                                                              -----------------      -----------------
     Total current assets                                                            337,780                333,632
                                                                              -----------------      -----------------
Property and equipment                                                               655,255                581,918
  Less - accumulated depreciation and amortization                                   304,142                258,532
                                                                              -----------------      -----------------
Property and equipment, net                                                          351,113                323,386
                                                                              -----------------      -----------------
Software, net of accumulated amortization                                             69,927                 57,135
Goodwill                                                                             474,360                354,182
Purchased software licenses, net of accumulated amortization                         161,321                157,999
Unbilled and notes receivable, excluding current portions                             21,322                 20,410
Deferred costs, net                                                                   99,035                 88,851
Data acquisition costs                                                                42,861                 48,915
Other assets, net                                                                     25,431                 15,369
                                                                              -----------------      -----------------
                                                                            $      1,583,150       $      1,399,879
                                                                              =================      =================

                  Liabilities and Stockholders' Equity
                  ------------------------------------
Current liabilities:
  Current installments of long-term obligations                                       87,623                 83,005
  Trade accounts payable                                                              54,920                 63,295
  Accrued payroll and related expenses                                                24,979                 27,435
  Other accrued expenses                                                              89,905                 74,635
  Deferred revenue                                                                   112,936                115,892
  Income Taxes                                                                         1,025                      -
                                                                              -----------------      -----------------
    Total current liabilities                                                        371,388                364,262
                                                                              -----------------      -----------------
Long-term obligations:
  Long-term debt and capital leases, net of current installments                     477,461                104,210
  Software and data licenses, net of current installments                            31,186                 37,494
                                                                              -----------------      -----------------
    Total long-term obligations                                                      508,647                141,704
                                                                              -----------------      -----------------

Deferred income taxes                                                                 87,147                 79,079

Commitments and contingencies

Stockholders' equity:
  Common stock                                                                        10,554                 10,440
  Additional paid-in capital                                                         617,752                588,156
  Retained earnings                                                                  368,535                363,556
  Accumulated other comprehensive loss                                                 4,747                 12,616
  Treasury stock, at cost                                                           (385,620)              (159,934)
                                                                              -----------------      -----------------
  Total stockholders' equity                                                         615,968                814,834
                                                                              -----------------      -----------------
                                                                            $      1,583,150       $      1,399,879
                                                                              =================      =================

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                      RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                            (Unaudited)
                                                       (Dollars in thousands)

                                                Qtr ended       Qtr ended        Qtr ended        Qtr ended         Yr ended
                                                6/30/2002       9/30/2002        12/31/2002       3/31/2003         3/31/2003

Net cash provided by operating activities         60,243          53,446           76,992           63,112           253,793

Proceeds received from disposition of assets          45             155                -               93              293
Capitalized software                              (8,652)         (8,958)          (8,726)          (8,237)         (34,573)
Capital expenditures                              (1,916)         (3,000)          (5,893)          (2,403)         (13,212)
Deferral of costs                                 (3,240)         (4,108)          (3,796)          (3,883)         (15,027)
Proceeds from sale and leaseback transaction           -           7,729                -                -            7,729
                                              -----------      -----------      -----------      -----------      -----------

Free cash flow                                    46,480          45,264           58,577           48,682          199,003
                                              ===========      ===========      ===========      ===========      ===========

                                                Qtr ended       Qtr ended        Qtr ended        Qtr ended         Yr ended
                                                6/30/2003       9/30/2003        12/31/2003       3/31/2004         3/31/2004

Net cash provided by operating activities         48,125          49,909           79,282           82,567           259,883

Proceeds received from disposition of assets         506             192               39            2,046             2,783
Capitalized software                              (6,335)         (7,296)          (6,510)          (7,703)          (27,844)
Capital expenditures                              (1,588)         (3,036)          (7,637)          (9,917)          (22,178)
Deferral of costs                                 (6,026)         (4,006)          (5,312)          (9,537)          (24,881)
                                              -----------      -----------      -----------      -----------      -----------

Free cash flow                                    34,682          35,763           59,862           57,456           187,763
                                              ===========      ===========      ===========      ===========      ===========

                                               Qtr ended        Qtr ended        Qtr ended        Qtr ended        Yr ended
                                               6/30/2004        9/30/2004        12/31/2004       3/31/2005        3/31/2005

Net cash provided by operating activities        34,714           61,742           82,805           67,753          247,014

Capitalized software                             (4,107)          (4,721)          (5,706)          (5,760)         (20,294)
Capital expenditures                             (1,823)          (4,813)          (3,132)          (4,562)         (14,330)
Deferral of costs                                (9,610)         (11,113)         (15,502)         (17,203)         (53,428)
                                              -----------      -----------      -----------      -----------      -----------

Free cash flow                                   19,174           41,095           58,465           40,228          158,962
                                              ===========      ===========      ===========      ===========      ===========

                                               Qtr ended        Qtr ended
                                               6/30/2005        9/30/2005

Net cash provided by operating activities        61,476           44,785

Proceeds received from disposition of assets          -            3,613
Capitalized software                             (5,673)          (5,809)
Capital expenditures                             (2,929)          (3,025)
Deferral of costs                               (16,192)         (18,703)
                                              -----------      -----------

Free cash flow                                   36,682           20,861
                                              ===========      ===========

                                                ACXIOM CORPORATION AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (Unaudited)
                                                       (Dollars in thousands)

                                                                                              For the Three Months Ended

                                                                                                     September 30,
                                                                                   ------------------------------------------------
                                                                                            2005                      2004
                                                                                   ------------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                                7,149                       18,496
  Non-cash operating activities:
    Depreciation and amortization                                                            57,104                       45,102
    Loss (gain) on disposal or impairment of assets, net                                       (970)                           -
    Deferred income taxes                                                                     4,380                       10,699
    Non-cash stock compensation expense                                                         324                            -
    Changes in operating assets and liabilities:
      Accounts receivable                                                                   (22,583)                      (7,488)
      Other assets                                                                            2,785                       (7,434)
      Accounts payable and other liabilities                                                 (3,404)                        2,367
                                                                                       ------------                 ------------
        Net cash provided by operating activities                                            44,785                       61,742
                                                                                       ------------                 ------------
  Cash flows from investing activities:
    Disposition of operations                                                                 1,529                            -
    Sale of assets                                                                            3,613                            -
    Capitalized software                                                                     (5,809)                      (4,721)
    Capital expenditures                                                                     (3,025)                      (4,813)
    Deferral of costs                                                                       (18,703)                     (11,113)
    Payments received from investments                                                           41                          219
    Net cash paid in acquisitions                                                           (34,807)                     (11,181)
                                                                                       ------------                 ------------
        Net cash used by investing activities                                               (57,161)                     (31,609)
                                                                                       ------------                 ------------
  Cash flows from financing activities:
    Proceeds from debt                                                                      109,583                       59,203
    Payments of debt                                                                        (36,647)                     (75,049)
    Dividends paid                                                                           (4,377)                      (3,446)
    Sale of common stock                                                                      8,024                        4,354
    Acquisition of treasury stock                                                           (69,081)                     (16,397)
                                                                                       ------------                 ------------
        Net cash used by financing activities                                                 7,502                      (31,335)
                                                                                       ------------                 ------------
        Effect of exchange rate changes on cash                                                 (53)                         128
                                                                                       ------------                 ------------

      Net decrease in cash and cash equivalents                                              (4,927)                      (1,074)
  Cash and cash equivalents at beginning of period                                           10,889                       11,214
                                                                                       ------------                 ------------
  Cash and cash equivalents at end of period                                                  5,962                       10,140
                                                                                       ============                 ============
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                6,076                        6,554
      Income taxes                                                                              282                            8
      Payments on capital leases and installment payment arrangements                        15,967                       13,374
      Payments on software and data license liabilities                                       5,328                        3,151

    Noncash investing and financing activities:
      Enterprise software licenses acquired under software obligation                         6,219                        3,282
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                              29,115                       18,572
      Construction of assets under construction loan                                          3,144                        6,323
                                                                                       ============                 ============

                                                ACXIOM CORPORATION AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (Unaudited)
                                                       (Dollars in thousands)

                                                                                              For the Six Months Ended

                                                                                                    September 30,
                                                                                     ----------------------------------------------
                                                                                            2005                        2004
                                                                                     ----------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                               13,788                       31,380
  Non-cash operating activities:
    Depreciation and amortization                                                           112,638                       89,099
    Loss (gain) on disposal or impairment of assets, net                                       (927)                           -
    Deferred income taxes                                                                     8,015                       19,548
    Non-cash stock compensation expense                                                         622                            -
    Changes in operating assets and liabilities:
      Accounts receivable                                                                    (5,286)                     (26,149)
      Other assets                                                                          (15,160)                      (8,446)
      Accounts payable and other liabilities                                                 (7,429)                      (8,976)
                                                                                       ------------                 ------------
      Net cash provided by operating activities                                             106,261                       96,456
                                                                                       ------------                 ------------
Cash flows from investing activities:
    Disposition of operations                                                                 1,529                            -
    Sale of assets                                                                            3,613                            -
    Capitalized software                                                                    (11,482)                      (8,828)
    Capital expenditures                                                                     (5,954)                      (6,636)
    Deferral of costs                                                                       (34,895)                     (20,723)
    Payments received from investments                                                          762                          503
    Net cash paid in acquisitions                                                          (141,526)                     (16,741)
                                                                                       ------------                 ------------
      Net cash used by investing activities                                                (187,953)                     (52,425)
                                                                                       ------------                 ------------
Cash flows from financing activities:
    Proceeds from debt                                                                      391,289                       98,129
    Payments of debt                                                                        (90,777)                    (135,609)
    Dividends paid                                                                           (8,809)                      (6,895)
    Sale of common stock                                                                     21,551                       23,671
    Acquisition of treasury stock                                                          (229,435)                     (27,368)
                                                                                       ------------                 ------------
        Net cash used by financing activities                                                83,819                     (48,072)
                                                                                       ------------                 ------------
        Effect of exchange rate changes on cash                                                (350)                        (174)
                                                                                       ------------                 ------------

      Net decrease in cash and cash equivalents                                               1,777                      (4,215)
  Cash and cash equivalents at beginning of period                                            4,185                       14,355
                                                                                       ------------                 ------------
  Cash and cash equivalents at end of period                                                  5,962                       10,140
                                                                                       ============                 ============
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                               10,473                        9,888
      Income taxes                                                                              472                          108
      Payments on capital leases and installment payment arrangements                        35,896                       26,633
      Payments on software and data license liabilities                                      16,266                       14,847
    Noncash investing and financing activities:
      Enterprise software licenses acquired under software obligation                         8,380                        5,967
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                              55,573                       39,070
      Construction of assets under construction loan                                          6,798                       13,111
                                                                                       ============                 ============

                                                                      ACXIOM CORPORATION

                                                                       Financial Road Map1
                                                                    (as of September 30, 2005)

                                 -------------                -----------------          --------------------            ----------------        -------------------------
                                    Actual                         Actual                       Actual                       Target                  Long-Term Goals
Years Ending March 31,           Fiscal 2005                   Q2 Fiscal 2006              YTD Fiscal 2006                Fiscal 2006                  Fiscal 2009
                                 -------------                -----------------          --------------------            ----------------        -------------------------

U.S. Revenue Growth                  9.0%                          14.0%                        13.4%                      13% to 15%                  7% to 10% (CAGR)
U.S. Revenue                      $1,011 million               $286 million                 $552 million               $1,140 to $1,160 mil                  -

International Revenue Growth       152.9%                          -7.7%                       -12.1%                     -10% to -20%                 5% to 8% (CAGR)
International Revenue               $213 million                $44 million                  $89 million                 $170 to $190 mil                    -

U.S. Operating Margin               11.3%                           9.3%                         7.8%                    11.5% to 12.5%               15% to 18%
Adjusted U.S. Operating Margin                                     12.4% 3                       9.4% 3

International Operating Margin       3.9%                         -17.4%                       -10.3%                     4.5% to 6.5%                12% to 15%
Adjusted International Operating Margin                            -2.3% 3                      -2.8% 3

Return on Assets 2                   9.2%                           6.6%                         6.6%                       9% to 10%                 10% to 14%

Return on Invested Capital 2        11.0%                           9.4% 3                       9.4% 3                     11% to 12%                 13% to 18%

Operating Cash Flow                $247 million                  $45 million                 $106 million                $250 to $270 mil            $270 to $300 mil

Free Cash Flow                     $159 million                  $21 million                  $58 million                $160 to $180 mil            $170 to $200 mil

Revolving Credit Line Balance       $11 million                 $367 million                 $367 million                $200 to $375 mil              &lt; $300 mil

Dividends Per Share                 $0.17                          $0.05                        $0.05                         $0.20                   $0.24 to $0.28

----------------------
1  Assumptions and definitions are defined on the following schedule:  "Financial Road Map assumptions and definitions"
2  ROA and ROIC are calculated on a trailing 4 quarters basis.
3  Results exclude unusual charges of $9.1 million for U.S. and  $6.7 million for International in the quarter ended September 30, 2005.  These charges are excluded when calculating performance compared to the Road Map since they were not considered in settting the Road Map target.  All other time periods are as reported for GAAP.

                                                             ACXIOM CORPORATION

                                                Financial Road Map Assumptions and Definitions

           Assumptions

            1.  The effective tax rate is projected to be approximately 38% for future years.
            2.  Interest rates are assumed to increase slightly over the current levels.
            3.  Excluding acquired NOLs, the Company expects to utilize all of its federal tax loss carry forwards during fiscal 2006.  Excluding acquired credits, the Company expects to utilize all of its federal credits and begin paying regular tax in fiscal 2007.  The Company expects to gradually begin paying state taxes as state NOLs are utilized.
            4.  The Company will pay incentives under its bonus plan of approximately $5 million for fiscal 2006 and $15 to $25 million for each of the years beginning in fiscal 2007 based on achievement of the Company's business plan.
            5.  The Company will maintain a relatively constant mix of business for each of its three business segments.
            6.  Foreign exchange rates will remain at approximately the current levels.
            7.  Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
            8.  Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
            9.  Long-term goals are based on the Company's current assessment of opportunities and are subject to change.  There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map.  Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

           Definitions

            1.  Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
            2.  Operating Margin is defined as the income from operations as a percentage of revenue.
            3.  Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
            4.  Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital.  The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases [(beginning balance + ending balance)/2]  x  an 8% implied interest rate on the leases.
                Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less cash, less non-interest bearing liabilities, plus the present value of operating leases.
            5.  Operating Cash Flow is as shown on the Company's cash flow statement.
            6.  Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
            7.  Revolving Credit Line Balance is defined as actual funds borrowed under the Company's revolving line of credit facility at the end of the period.
            8.  Dividends Per Share is defined as the sum of the dividends for that period.

                                                                  ACXIOM CORPORATION

                                                         Reconciliation of Non-GAAP Measurements

                                                                (Dollars in thousands)

                                                         -----------          ------------         -------------         -----------------      --------------------------
                                                            Actual                Actual                Actual                 Target                 Long-Term Goals
                        Years Ending March 31,           Fiscal 2005          Q2 Fiscal 2006       YTD Fiscal 2006          Fiscal 2006                  Fiscal 2009
                                                         -----------          ------------         -------------         -----------------      --------------------------
         U.S. Operating Margin

         U.S. Revenue                                     1,010,513             286,326               551,760

         U.S. Operating Income                              113,992              26,498                42,939
         U.S. Operating Income Margin                         11.3%                9.3%                  7.8%

              Gains, losses and nonrecurring items, net           0               6,147                 6,147
              ValueAct Defense                                    0               2,216                 2,216
              Lawsuit Expenses                                    0                 761                   761
                                                         -----------          ------------          ------------
         Adjusted U.S. Operating Income (6)                 113,992              35,622                52,063
         Adjusted U.S. Operating Income Margin (6)            11.3%               12.4%                  9.4%
                                                         -----------          ------------          ------------

         International Operating Margin

         International Revenue                              212,529              44,197                89,034

         International Operating Income                       8,200              (7,684)               (9,151)
         International Operating Income Margin                 3.9%              -17.4%                -10.3%

              Gains, losses and nonrecurring items, net           0               6,652                 6,652
                                                          ----------          ------------           ------------
         Adjusted International Operating Income (6)          8,200              (1,032)               (2,499)
         Adjusted International Operating Income Margin (6)    3.9%               -2.3%                 -2.8%
                                                          ----------          ------------           ------------
         Free Cash Flow

         Net cash provided by operating activities          247,014              44,785               106,261             250,000    270,000          270,000    300,000

         Proceeds received from disposition of assets             0               3,613                 3,613                   0          0                0          0
         Capitalized software                               (20,294)             (5,809)              (11,482)            (20,000)   (20,000)         (25,000)   (25,000)
         Capital expenditures                               (14,330)             (3,025)               (5,954)            (15,000)   (15,000)         (20,000)   (20,000)
         Deferral of costs                                  (53,428)            (18,703)              (34,895)            (55,000)   (55,000)         (55,000)   (55,000)
                                                          -----------         ------------           -------------    -----------------------    -------------------------
         Free cash flow                                     158,962              20,861                57,543             160,000 to 180,000          170,000 to 200,000
                                                          -----------         ------------           -------------    -----------------------    -------------------------

Free cash flow as defined by the Company may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs. The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.

         Return on Assets (ROA) and
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         Return on Invested Capital (ROIC)5       ROA       ROIC        ROA       ROIC         ROA       ROIC            ROA                 ROIC                  ROA                  ROIC
                                              ---------- ---------- ----------  ---------  ---------- ---------- -------------------- -------------------- -------------------  -----------------------
         Numerator:
            Income from operations              122,192   122,192     96,169     96,169      96,169    96,169     141,000   160,000     141,000   160,000    191,000  272,000      191,000   272,000
            Unusual Charges, Net (6)                                       0     15,776           0    15,776
            Add implied interest on operating
            leases (1)                                     13,903                12,513                 12,513                           14,200    14,200                           19,000    19,000
                                              ---------- ---------- ---------- ---------  ---------- ---------- --------- ---------- ---------- ---------- ---------- ---------  ---------- -----------
                                                122,192   136,095     96,169    124,457      96,169    124,457    141,000   160,000     155,200    174,200    191,000  272,000     210,000   291,000
                                              ---------- ---------- --------- ----------  ---------- ---------- --------- ---------- ---------- ---------- ---------- ---------  --------- ------------
         Denominator:

           Average total assets (2)           1,321,122 1,321,122  1,463,339  1,463,339   1,463,339  1,463,339  1,542,000 1,552,000   1,542,000 1,552,000   1,840,000 1,938,000  1,840,000  1,938,000
           Less average cash (3)                          (11,858)              (10,733)               (10,733)                          (6,300)  (12,700)                        (214,800)  (285,100)
           Less average non-interest bearing
           current liabilities (4)                       (246,280)             (276,286)              (276,286)                        (280,000) (280,200)                        (290,000)  (291,500)
           Plus average present value of
           operating leases                               168,734               151,919                151,919                          180,000   179,500                          237,000    237,000
                                             ----------- ---------- --------- ----------  ----------- ---------- --------- --------- ----------- --------- ----------- --------- ---------- -----------
                                              1,321,122  1,231,717 1,463,339  1,328,239   1,463,339  1,328,239  1,542,000 1,552,000   1,435,700 1,438,600   1,840,000 1,938,000  1,572,200  1,598,400
                                             ----------- ---------- --------- ----------  ----------- ---------- --------- --------- ----------- --------- ----------- --------- ---------- -----------
         Return on invested capital            9.2%         11.0%       6.6%       9.4%       6.6%        9.4%        9%   to   10%         11%  to   12%         10%   to  14%       13%   to   18%
                                             ----------- ---------- --------- ----------  ----------- ---------- --------- --------- ----------- --------- ----------- --------- ---------- -----------
                  Notes
                1 Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases.  The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning + Ending) / 2] of the present value of the leases.
                2 Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
                3 Average cash is the average of the GAAP amount for the trailing 4 quarter ends.
                4 Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
                5 ROA and ROIC figures are calculated on a trailing 4 quarters basis.
                6 Results exclude unusual charges of $9.1 million for U.S. and  $6.7 million for International in the quarter ended September 30, 2005.  These charges are excluded when calculating performance compared to the Road Map since they were not considered in settting the Road Map target. All other time periods are as reported for GAAP.

         Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included ROIC in this
         Financial Road Map because it measures the capital efficiency of our business.  ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.
         The above table reconciles ROIC to a ROA calculation using GAAP numbers.  The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.

                                         ACXIOM CORPORATION AND SUBSIDIARIES
                                     SUMMARIZED SUPPLEMENTAL CASH FLOW INFORMATION
                                                      (Unaudited)
                                                 (Dollars in thousands)

                                                                                Quarters ended
                                                          ------------- -------------- ------------- -------------       Last 12
                                                            12/31/04       03/31/05      06/30/05      09/30/05          Months
                                                          ------------- -------------- ------------- -------------    --------------

Free cash flow                                                58,465        40,228        36,682        20,861           156,236

Payments received from investments                             1,795           235           721            41             2,792

Change in revolver                                           (22,440)       10,921       259,800        96,665           344,946

Other debt proceeds                                                0         4,175             0             0             4,175

Sale of common stock                                          14,537         5,776        13,527         8,024            41,864

Acquisition of treasury stock                                 (2,840)      (33,551)     (160,354)      (69,081)         (265,826)

Dividends paid                                                (3,464)       (4,290)       (4,432)       (4,377)          (16,563)

Debt payments (excluding payments on line of credit)         (28,072)      (22,316)      (32,224)      (23,729)         (106,341)

Proceeds from the disposition of operations                        -             -             -         1,529             1,529

Net cash paid in acquisitions                                 (6,847)      (18,612)     (106,719)      (34,807)         (166,985)

Effect of exchange rate changes on cash                          620          (275)         (297)          (53)               (5)
                                                          ------------- -------------- ------------- -------------    --------------

Net change in cash                                            11,754       (17,709)        6,704        (4,927)           (4,178)
                                                          ============= ============== ============= =============    ==============

                                                                 ###